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                                                                EXHIBIT 10.37

                                                                EXECUTION COPY

                          SECURITIES PURCHASE AGREEMENT

         This SECURITIES PURCHASE AGREEMENT, dated as of December 11, 2000 (this "AGREEMENT"), by and among Breakaway Solutions, Inc., a Delaware corporation (the "COMPANY"), and Invest, Inc. a Cayman Islands corporation, together with their respective permitted transferees (each, an "INVESTOR" and collectively, the "INVESTORS").

                                    RECITALS:

         WHEREAS, the Company has authorized the issuance and sale to the Investors of an aggregate of 2,631,579 shares (the "PURCHASED SHARES") of the Company's common stock, par value $0.000125 per share (the "COMMON STOCK"), for a purchase price of $1.90 per share, and the Investors desire to purchase such shares of Common Stock for such purchase price, all in accordance with the terms of this Agreement;

         WHEREAS, the Company has authorized the issuance to the Investors of a Stock Purchase Warrant, dated December 11, 2000 (the "WARRANT"; together with the Purchased Shares, the "SECURITIES"), to acquire up to 921,053 shares (the "WARRANT SHARES"; together with the Purchased Shares, the "SHARES") of the Company's Common Stock, upon the terms and conditions contained therein, in the form attached hereto as EXHIBIT A; and

         WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company and the Investors are entering into a Registration Rights Agreement, dated as of December 11, 2000 (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company has undertaken to cause the resale of the Purchased Shares and, upon exercise of the Warrant, the Warrant Shares, then owned by the Investors to be registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), the rules and regulations promulgated thereunder and the applicable state securities laws, in the form attached hereto as EXHIBIT B.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

ARTICLE I
                         PURCHASE AND SALE OF SECURITIES

         1.1. PURCHASE AND SALE OF THE SECURITIES. The Company shall sell to each Investor and each Investor shall purchase from the Company, subject to the terms and conditions hereof and in reliance upon the representations and warranties contained herein, the number of Purchased Shares and Warrants set forth opposite such Investor's name on SCHEDULE I hereto for the aggregate purchase price of Five Million Dollars ($5,000,000), payable as follows: (i) Three Million Dollars ($3,000,000) on the Closing Date (as defined below) and
(i) a Secured Promissory Note in the principal amount of Two Million Dollars ($2,000,000) issued in favor of the Company on the Closing Date and due and payable on December 20, 2000. In addition to the

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Securities purchased hereunder, the Company hereby covenant and agrees that, at the Investor's option on or before December 31, 2000, the Company shall issue and sell to the Investors up to $5,000,000 (at the discretion of the Investors) of Securities on the same terms and conditions as set forth herein at a per share price equal to the average closing price of the Company's Common Stock for the five (5) day trading period prior to such issuance and sale. If the Company has not, during the period from the date hereof to December 31, 2000, sold shares of the Company's Common Stock in one or more private placements for an aggregate purchase price of $20,000,000 or more (including the $5,000,000 payable hereunder), the Investors' option shall remain exercisable until the first to occur of (a) the date on which the Company has sold shares of Common Stock in one or more private placements for an aggregate purchase price of $20,000,000 or more (including the $5,000,000 payable hereunder) or (b) February 15, 2001.

         1.2. CLOSING. The closing of the purchase and sale of the Securities (the "CLOSING") shall be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, commencing at 10:00 a.m., local time, on December 11, 2000, or on such later date as may be mutually agreed by the Company and the Investors (the "CLOSING DATE").

         1.3. DELIVERY. At the time of Closing, the Company shall deliver (i) to Boston Equiserve, LP, its transfer agent, an irrevocable instruction to issue stock certificates representing the Purchased Securities, with a copy to each Investor and (ii) to the Investor, this Agreement, the Warrant and the Registrable Rights Agreement, duly executed by the Company. At the time of Closing each Investor shall pay to the Company or its designee the purchase price for the Securities purchased by such Investor by wire transfer of immediately available funds to such account as the Company shall have designated in writing prior to the Closing Date.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Investors as follows:

         2.1. ORGANIZATION AND BUSINESS. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority adequate for owning its properties and conducting its business as currently conducted and for making and performing this Agreement, the Warrant and the Registration Rights Agreement. The Company has taken all corporate action required to make all of the provisions of this Agreement, the Warrant and the Registration Rights Agreement the legal, valid and binding obligations they purport to be. Certified copies of the charter documents and by-laws of the Company have previously been delivered to the Investors and are true, accurate, complete and correct as of the date hereof. Each of the Company's subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. Each of the Company and its subsidiaries is duly and legally qualified to do business as a foreign corporation and is in good standing in each state or jurisdiction where such qualification is required and is duly authorized, qualified and licensed under all laws, regulations, ordinances or orders of public authorities or otherwise to carry on its business in the places and in the manner currently conducted, except where the failure to be so qualified, licensed or authorized could not reasonably be expected to have a material adverse effect on the Company.

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The investments of the Company and its subsidiaries in each of the Company's subsidiaries are owned free and clear of any security interest, lien or other encumbrance.

         2.2. SEC FILINGS AND FINANCIAL STATEMENTS. The Company has furnished to the Investors true, accurate and complete copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000, the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000, the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000, the Company's Current Report on Form 8-K dated April 14, 2000, the Company's Current Report on Form 8-K dated June 1, 2000 and the Company's Current Report on Form 8-K dated November 13, 2000 (collectively, the "SEC FILINGS"). On their respective dates of filing, the SEC Filings (a) complied in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations of the SEC thereunder, and (b) did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading under the standards set by Section 12(a)(2) of the Securities Act. All financial statements contained in the SEC Filings have been prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise stated therein or in the notes thereto) and accurately present the financial condition of the several corporations and entities covered thereby at the respective dates of such statements, and the results of their operations for the periods covered thereby, subject in the case of interim statements to normal year-end audit adjustments and the absence of footnotes thereto. All liabilities, contingent and other, of the Company and its subsidiaries, are set forth in the financial statements included in the SEC Filings, excepting only liabilities incurred in the ordinary course of business subsequent to September 30, 2000 not exceeding One Hundred Thousand Dollars ($100,000), and liabilities of the type not required under generally accepted accounting principles to be reflected in such financial statements. Such liabilities incurred subsequent to September 30, 2000, are not, in the aggregate, material to the financial condition or operating results of the Company and its subsidiaries. Since November 13, 2000, the Company has neither filed nor been required to file with the SEC a Current Report on Form 8-K.

         2.3. MATERIAL TRANSACTIONS. Since September 30, 2000, except as set forth in Schedule 2.3, neither the Company nor any subsidiary has (i) entered into any material transaction outside the ordinary course of business, (ii) declared, paid or made any dividend or distribution of any kind, (iii) incurred any indebtedness for money borrowed or made any loans or advances to any person in excess of $25,000 in the aggregate, other than ordinary advances for travel expenses, or (iv) altered or amended, or made any promise to alter or amend, any compensation package or plan to any Company executive. For purposes hereof, a "material transaction" shall mean any agreement, understanding, instrument, contract or proposed transaction to which the Company or any of its subsidiaries is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of the Company or any of its subsidiaries in excess of, $25,000 in any single transaction or $100,000 in the aggregate over one fiscal year, (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company or any of its subsidiaries, which is material to the present conduct of the Company's business or to the Company's business as presently contemplated to be conducted, or (iii) the grant of material rights, not terminable by the Company upon notice not in excess of 90 days.

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         2.4. AUTHORIZED CAPITAL STOCK; PREEMPTIVE AND OTHER RIGHTS. The
authorized capital of the Company consists of 80,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. As of December 8, 2000, 46,249,349 shares of Common Stock and no shares of preferred stock were issued and outstanding, and the Company had reserved no more than 25,500,000 shares of authorized but unissued shares of Common Stock for issuance pursuant to outstanding options, warrants and other commitments to acquire shares of Common Stock or securities or obligations convertible into or exchangeable for shares of Common Stock. All shares of Common Stock outstanding are validly issued, fully paid and non-assessable and have been issued in compliance with applicable law. The Shares have been duly authorized for issuance and sale to the Investors pursuant to this Agreement, and when sold against payment therefor as provided herein or in the Warrant, as applicable, the Shares will be validly issued, fully paid and non-assessable. The issuance of the Purchased Shares is not, and the issuance of the Warrant Shares will not, be subject to preemptive or other similar rights. Except as set forth on SCHEDULE 2.4, none of the outstanding shares of Common Stock are entitled to cumulative voting rights, preemptive rights, anti-dilution rights or registration rights under the Securities Act. Except as set forth on SCHEDULE 2.4, the Company has outstanding no option, warrant or other commitment to issue or to acquire any shares of its capital stock or the capital stock of any of its subsidiaries, or any security or obligations convertible into or exchangeable for its capital stock or the capital stock of any of its subsidiaries, nor has it given any person or entity any right to acquire from the Company or sell to the Company any shares of its capital stock or the capital stock of any of its subsidiaries. All outstanding shares of the Company's Common Stock are registered under Section 12 of the Exchange Act and listed on the Nasdaq National Market.

         2.5. NO LEGAL OBSTACLE TO AGREEMENT. Neither the execution and delivery of this Agreement, the Warrant or the Registration Rights Agreement nor the consummation of any transaction herein or therein referred to or contemplated hereby or thereby nor the fulfillment of the terms hereof or thereof or of any agreement or instrument referred to in this Agreement, the Warrant or in the Registration Rights Agreement has constituted or resulted in or will constitute or result in a breach of the provisions of any contract or agreement to which the Company or any of its subsidiaries is a party or by which it is bound or of the charter or by-laws of the Company, or the violation of any existing or pending law, judgment, decree or governmental order, rule or regulation applicable to the Company or any of its subsidiaries, or result in the creation under any agreement or instrument of any lien, security interest, encumbrance or other claim upon any of the assets of the Company or any of its subsidiaries, or create in any person or entity any right to terminate any agreements with the Company of any of its subsidiaries or otherwise exercise any rights against the Company or any of its subsidiaries, or cause any payment or performance obligation of the Company or any of its subsidiaries to be accelerated, or cause the acceleration of any outstanding rights to purchase or convert any instrument into capital stock of the Company. No approval, authorization or other action of any court, governmental authority or agency or any securities exchange is required to be obtained by the Company in connection with the execution, delivery and performance of this Agreement, the Warrant or the Registration Rights Agreement. The Company is not in violation of any of the listing requirements of the Nasdaq National Market or any other applicable securities exchange or self regulatory organization.

         2.6. DEFAULTS. Neither the Company nor any of its subsidiaries is in default under any provision of its charter or by-laws or other organizational document or under any provision of

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any agreement or other instrument to which it is a party or by which it is bound or of any law, governmental order, rule or regulation so as to affect adversely in any material manner its business or assets or its condition, financial or otherwise.

         2.7. LITIGATION. Except as disclosed in the SEC Filings, neither the Company or any of its subsidiaries is a party to any litigation or administrative proceeding, nor, to the knowledge of the Company, is any such litigation or administrative proceeding threatened against the Company or any of its subsidiaries, which in either case (a) could reasonably be expected to have a material adverse effect on the business condition, financial or otherwise, or the assets, liabilities, earnings or business affairs of the Company (on an individual basis) or the Company and its subsidiaries (on a consolidated basis), or (b) could reasonably be expected to have a material adverse effect on the timely consummation of the transactions contemplated by this Agreement, the Warrant or the Registration Rights Agreement.

         2.8. INVESTMENT COMPANY STATUS. Neither the Company nor any of its subsidiaries is, nor upon consummation of the sale of the Securities will be, an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

         2.9. BLUE SKY LAWS. The Company is in compliance with all applicable securities (or "blue sky") laws of the states of the United States in connection with the issuance and sale of the Securities to the Investors and the issuance of the other shares of its Common Stock, both past and present.

         2.10. NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Securities to the Investors. The issuance of the Securities to the Investors will not be integrated with any other issuance of the Company's securities (past, current or future) for purposes of the Securities Act or any applicable rules of the Nasdaq National Market so as to require registration of the SecuritieS under the Securities Act.

         2.11. NO BROKERS. The Company has taken no action (nor has the Company failed to take any action) which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement, the Registration Rights Agreement, the Warrant, or the transactions contemplated hereby.

         2.12. USE OF PROCEEDS. The net proceeds to the Company from the issuance of the Securities will be used by the Company for its general corporate purposes.

         2.13 INTELLECTUAL PROPERTY. The Company owns or possesses sufficient legal rights to all patents, patent applications, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, know how, inventions, works of authorship, information and other proprietary rights and processes necessary for its business without, to the knowledge of the Company, any conflict with, or infringement of, the rights of others. Except as set forth in Schedule 2.13, the Company

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has not received any communications alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights or processes of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interest of the Company or that would conflict with the Company's business. Neither the execution or delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

         2.14 NO CONFLICT OF INTEREST. The Company is not indebted, directly or indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees or as disclosed in the Financial Statements. Except as set forth in Schedule 2.14 or in the SEC filings, to the Company's knowledge, none of the Company's officers or directors, or any members of their immediate families, are, directly or indirectly, indebted to the Company (other than in connection with purchases of the Company's stock) or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that officers, directors of the Company may own stock in (but not exceeding two percent of the outstanding capital stock of) any publicly traded company that may compete with the Company. To the Company's knowledge, none of the Company's officers or directors or any members of their immediate families are, directly or indirectly, interested in any contract with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

         2.15 TITLE TO PROPERTY AND ASSETS. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any mortgages, liens, claims or encumbrances, provided that the Company may use the proceeds of the sale of the Purchased Shares to pay December rent for one of the Company's leases in the aggregate amount not in excess of $420,000.

         2.16 EMPLOYEE BENEFIT PLANS. The Company does not have any Employee Benefit Plans as defined in the Employee Retirement Income Security Act of 1974 ("ERISA"), except for: 401k savings plans, group life insurance plans, group disability insurance plans and group healthcare plans (each, a "Plan"). Each Plan is and has been maintained in compliance in all material respects with applicable law, including but not limited to ERISA.

         2.17 TAX RETURNS AND PAYMENTS. The Company has filed all material tax returns and reports as required by law. These returns and reports are true and correct in all material respects.

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The Company has paid all material taxes and other assessments due before they become delinquent. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for. No federal or state tax returns of the Company have been audited, and no controversy with respect to U.S. federal, state, local or foreign taxes of any type is pending, or to the Company's actual knowledge, is threatened. The Company has withheld or collected in all material respects from each payment made to each of its employees, the amount of all taxes required to be withheld or collected therefrom, and has paid the same as they have become due and payable to the proper tax receiving officers or proper depositaries.

         2.18 INSURANCE. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

         2.19 LABOR AGREEMENTS AND ACTIONS. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse affect, nor is the Company aware of any labor organization activity involving its employees. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment.

         2.20 CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENTS. Each employee and officer of the Company (other than former employees or officers of Eggrock Partners, Inc. who are now employees or officers of the Company) has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for the Purchasers. The Company is not aware that any of its employees or consultants is in violation thereof, and the Company will use its best efforts to prevent any such violation.

         2.21 PERMITS. The Company and each of its subsidiaries has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, except for such permits, licenses and other similar authority, the lack of which would not materially and adversely affect the business, properties, prospects, or financial condition of the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

         2.22 ENVIRONMENTAL AND SAFETY LAWS. To the Company's actual knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and no expenditures are or will be required in order to comply with any such existing statute, law or regulation.

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                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

         Each Investor represents and warrants to the Company as follows:

         3.1. ORGANIZATION AND QUALIFICATION OF INVESTOR. Such Investor is a corporation duly organized and validly existing under the laws of the Cayman Islands with full power and authority adequate for the making and performing of this Agreement, the Warrant and the Registration Rights Agreement. Such Investor has taken all corporate action required to make the provisions of this Agreement, the Warrant and the Registration Rights Agreement the legal, valid and enforceable obligations they purport to be No approval, authorization or other action of any court, governmental authority or agency is required to be obtained by such Investor in connection with the execution, delivery and performance by such Investor of this Agreement, the Warrant and the Registration Rights Agreement.

         3.2. INVESTMENT REPRESENTATIONS. Such Investor is an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act. Such Investor is purchasing the Securities for its own account for investment and not with a view to distribution, except pursuant to sales registered or exempted from registration under the Securities Act; PROVIDED, HOWEVER, that by making the foregoing representation, such Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act. Such Investor has been afforded the opportunity to ask questions of and receive answers from the management of the Company concerning this investment. Such Investor acknowledges that the offering of the Securities to such Investor is not registered under the Securities Act and that the Securities are restricted and cannot be resold unless they are registered under the Securities Act or unless an exemption from registration is available.

                                   ARTICLE IV
                COMPLIANCE WITH SECURITIES LAWS; TRANSFERABILITY

         4.1. SECURITIES FILINGS. The Company shall, if required, file a Notice of Sale of Securities on Form D with respect to the Securities, as required under Regulation D under the Securities Act, no later than 15 days following the Closing Date, and shall provide a copy of such filing to the Investors. The Company shall take all action required under applicable securities (or "blue sky") laws of the states of the United States (or to obtain an exemption from such qualification) to qualify the Securities for sale to the Investors and shall provide evidence of any such action so taken to the Investors. The Company shall file with the SEC a Current Report on Form 8-K disclosing this Agreement and the transactions contemplated hereby within 10 days following the Closing Date.

         4.2. FORM S-3 ELIGIBILITY. The Company meets, and will use all commercially reasonable efforts to continue to meet, the "registrant eligibility" requirements set forth in the general instructions to Form S-3 under the Securities Act as soon as possible to enable the registration of the Registrable Securities (as defined in the Registration Rights Agreement).

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         4.3. TRANSFERABILITY. No Investor shall transfer any of the Securities without (a) an effective registration statement relating thereto, (b) an opinion of Hale and Dorr LLP, counsel to the Company, or other counsel to such Investor reasonably satisfactory to the Company that such registration is not required under the Securities Act and applicable state law, or (c) written advice from the SEC and applicable state securities agencies, or a member of the staff thereof, that "no action" would be recommended if the proposed transfer were to be made without the filing of a registration statement (or any combination of the foregoing).

         4.4. RESTRICTIVE LEGEND. Each Investor acknowledges that the Securities delivered hereunder have not been registered under the Securities Act, or under applicable state securities laws, and that the Company in issuing the Securities will be relying upon, among other things, the Investors' representations and warranties contained in Article III, in concluding that such issuance does not require registration under the Securities Act and applicable state securities laws. In addition, each Investor is aware that the certificates representing the Shares shall contain the following legend:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY OTHER SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THESE SECURITIES UNDER SAID ACT AND ANY OTHER APPLICABLE SECURITIES LAW, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED OR WRITTEN ADVICE FROM THE SECURITIES AND EXCHANGE COMMISSION AND APPLICABLE STATE SECURITIES AGENCIES, OR A MEMBER OF THE STAFF THEREOF, THAT "NO ACTION" WOULD BE RECOMMENDED IF THE PROPOSED TRANSFER WERE TO BE MADE WITHOUT THE FILING OF A REGISTRATION STATEMENT (OR ANY COMBINATION OF THE FOREGOING).

         4.5. FEES OF COUNSEL. The Company shall pay (i) the reasonable fees and disbursements of counsel for any holder of Securities and of counsel for the Company in connection with all opinions rendered by such counsel pursuant to
Section 4.3 and Section 4.4 hereof, and (ii) Ten Thousand Dollars ($10,000) for Investors due diligence and legal fees in connection with the consummation of this transaction; provided however, that the Company shall not be obligated to pay such $10,000 in the event the Investors do not consummate the transactions contained herein for any reason. The payment set forth in (ii) above shall be deducted from the aggregate purchase price for the Purchased Shares at the Closing

                                   ARTICLE V
            CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL SECURITIES

         The obligation of the Company to issue and sell the Securities to the Investors at the Closing shall be subject to compliance by the Investors with their agreements contained herein and the satisfaction by the Investors, on or before the Closing Date, of each of the following conditions:

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         5.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Investor set forth in Article III shall be true and correct on and as of the Closing Date as though made on and as of such date.

         5.2. REGISTRATION RIGHTS AGREEMENT. Each Investor shall have executed and delivered the Registration Rights Agreement.

         5.3. PAYMENT OF PURCHASE PRICE. Each Investor shall have tendered the purchase price for the Securities to the Company in accordance with this Agreement.

         5.4. LITIGATION. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement, the Warrant or the Registration Rights Agreement.

                                   ARTICLE VI
           CONDITIONS TO THE INVESTORS' OBLIGATION TO PURCHASE SHARES

         The obligation of the Investors to purchase the Securities from the Company at the Closing shall be subject to compliance by the Company with its agreements contained herein and the satisfaction, on or before the Closing Date, of each of the following conditions:

         6.1. OFFICER'S CERTIFICATE. The representations and warranties of the Company shall be true and correct on and as of the Closing Date as though made on and as of such date; and the Investors shall have received on the Closing Date a Certificate to this effect executed by the Chief Executive Officer or the Chief Financial Officer of the Company.

         6.2. REGISTRATION RIGHTS AGREEMENT. The Company shall have executed and delivered the Registration Rights Agreement.

         6.3. WARRANT. The Company shall have executed and delivered the Warrant.

         6.4. DELIVERY OF CERTIFICATES. The Company shall have delivered to the Investors an irrevocable instruction letter to the Company's transfer agent instructing the transfer agent to issue certificates representing the Purchased Shares.

         6.5. LITIGATION. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement, the Warrant or the Registration Rights Agreement.

         6.6. LISTING. Trading and listing of the Common Stock on the Nasdaq National Market shall not have been suspended by the SEC or the Nasdaq National Market.

         6.7. OPINION OF COUNSEL. The Investors shall have received an opinion of the Company's counsel, dated as of the Closing Date, in the form attached hereto as EXHIBIT C.

                                  ARTICLE VII
                                 INDEMNIFICATION

         The Company will indemnify, defend, protect, and hold harmless each Investor and each other holder of the Securities and/or the Shares and all of their respective stockholders, trustees, officers, directors, employees and direct or indirect investors and any of their respective agents, counsel or other representatives (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (regardless of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), which may be incurred by any Indemnitee or which may be asserted against any Indemnitee as a result of, or arising out of, or relating to (a) any breach of any representation or warranty made by the Company herein, the Warrant or in the Registration Rights Agreement or in any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained herein, the Warrant or in the Registration Rights Agreement or in any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance, breach or enforcement of this Agreement, the Warrant or the Registration Rights Agreement by the Company. To the extent that the foregoing undertaking by the Company is unenforceable for any reason, the Company will make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. The provisions of this Article VII shall terminate as of the second anniversary of the Closing Date; PROVIDED, HOWEVER, that such provisions shall remain in effect as to any claims of which written notice has been given by an Investor to the Company prior to such termination date.

                                 ARTICLE VIII
                                 MISCELLANEOUS

         8.1. TERMINATION. Except for the Company's obligations under
Article VII above, the rights and obligations under this Agreement shall terminate on the second anniversary of the date hereof. Any Investor may terminate this Agreement by giving written notice to the Company if the Closing has not occurred within ten days after the date hereof. If an Investor terminates this Agreement, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party (except for any liability of a party then in breach).

         8.2. PUBLIC STATEMENTS. The Company shall not issue any public statement or press release, or otherwise disclose in any manner the identity of any Investor or that any Investor has purchased the Securities or the Shares without the prior written consent of such Investor; PROVIDED, HOWEVER, that the Company may disclose such information in any registration statement filed with the SEC pursuant to the Registration Rights Agreement.

         8.3. GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of New York without giving effect to any conflict or choice of law provisions that would make applicable the domestic substantive law of any other jurisdiction. Each of the Company and each Investor hereby consents to the personal jurisdiction of the federal courts (or, if any such federal court is without jurisdiction, a state court) located in New York, New York, in connection with any controversy related to this Agreement and waives any argument that venue in any such forum is inconvenient.

         8.4. COUNTERPARTS. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument.

         8.5. HEADINGS. The headings in this Agreement have been inserted for convenience of reference only and shall not alter or affect the meaning thereof.

         8.6. SEVERABILITY. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof.

         8.7. SURVIVAL OF COVENANTS. All covenants, agreements, representations and warranties made herein, the Warrant, or the Registration Rights Agreement or in the Shares or certificates delivered pursuant hereto or thereto shall be deemed to have been material and relied upon by the Investors, notwithstanding any investigation made by the Investors or on the Investors' behalf, and shall survive the execution and delivery to the Investors hereof and thereof.

         8.8. ENTIRE AGREEMENT. This Agreement, the Warrant and the Registration Rights Agreement (including all schedules and exhibits thereto, if any) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

         8.9. AMENDMENTS. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investors.

         8.10. NOTICES. Any notice or other communication in connection with this Agreement shall be deemed to be delivered if in writing (including facsimile transmission) addressed as provided below and if either (a) actually delivered at said address, (b) delivered by telephonic facsimile transmission, with evidence of receipt thereof, or (c) in the case of a letter, three business days shall have elapsed after the same shall have been deposited in the United States mails, first-class postage prepaid and registered or certified:

             If to the Company:      Breakaway Solutions, Inc.
                                     2 Seaport Lane
                                     Boston, Massachusetts 02210
                                     Fax: 617-275-3434
                                     Attention:  President

             With a copy to:         Hale and Dorr LLP
                                     60 State Street
                                     Boston, Massachusetts 02109
                                     Fax: 617-526-5000
                                     Attention:  Thomas L. Barrette, Jr., Esq.

                   If to an Investor:    To such Investor,
                                         Capital Investment Corporation, Inc.
                                         350 Park Ave., 19th Floor
                                         New York, NY 10022
                                         Attn: Mr. Christopher R. Conner
                                         Fax: 212-583-1185

                                         AND

                                         CIC Ventures, Inc.
                                         11111 Santa Monica Blvd., Suite 1120
                                         Los Angeles, CA 90025
                                         Fax: 310-575-9882
                                         Attention: Mr. Scott V. Ogilvie

                   With a copy to:       Foley & Lardner
                                         2029 Century Park East, 36th Fl.
                                         Los Angeles, CA 9067
                                         Fax: 310-557-8475
                                         Attn: James Nguyen and Susan Meyer

or in each case to such other address as either party shall specify in writing to the other party.

         8.11. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Investor, and no Investor may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company. Notwithstanding the foregoing, any Investor may assign all or part of its rights and obligations hereunder to any of its "affiliates," as that term is defined under the Securities Act, without the consent of the Company, so long as the affiliate is an accredited investor (within the meaning of Regulation D under the Securities Act) and agrees in writing to be bound by this Agreement. This provision does not limit any Investor's right to transfer the Securities pursuant to the terms of this Agreement, the Warrant or the Registration Rights Agreement or to assign such Investor's rights hereunder to any such transferee pursuant to the terms of this Agreement, the Warrant and the Registration Rights Agreement.

         8.12. THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         8.13. FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby.

         8.14. EQUITABLE RELIEF. The Company recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, the Warrant or the Registration Rights Agreement, any remedy at law may prove to be inadequate relief to the Investors. The Company therefore agrees that the Investors are entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.



                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the Company and the Investors have caused this Securities Purchase Agreement to be duly executed as of the date first above written.

                                  COMPANY:

                                  BREAKAWAY SOLUTIONS, INC.

                                  By: /s/ Gordon Brooks
                                      -----------------------------------------
                                  Name: Gordon Brooks
                                  Title: President and Chief Executive Officer

                                  INVESTORS:

                                  INVEST INC.

                                  By: /s/ Bader Al-Rezaihan
                                     ------------------------------------------
                                  Name: Bader Al-Rezaihan
                                  Title: President

                 Signature Page to Securities Purchase Agreement

                                                                     SCHEDULE I

                                    INVESTORS

                                PURCHASED SHARES

          Investor                           Shares of Common Stock

   Invest Inc.                                   2,631,579 Shares

                                     WARRANT

                    SHARES OF COMMON STOCK SUBJECT
    INVESTOR                  TO WARRANT                                  EXERCISE PRICE
Invest Inc.                 921,053 Shares           The Warrant Shares will
                                                     priced at the LOWEST of the
                                                     following amounts, assuming
                                                     that the exercise of the
                                                     Warrant Shares occurs
                                                     within the respective time
                                                     frames established below:

                                                     120% of the Purchase Price
                                                     for the transaction as
                                                     determined on the Closing
                                                     Date,

                                                     -OR-

                                                     The average closing price
                                                     of the Security for the
                                                     five trading days
                                                     immediately preceding
                                                     January 31, 2001,

                                                     -OR-

                                                     The average closing price
                                                     of the Security for the
                                                     five trading days
                                                     immediately preceding
                                                     January 31, 2002.

                                    EXHIBIT A
                             STOCK PURCHASE WARRANT

                                    EXHIBIT B
                          REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT C
                                LEGAL OPINION OF
                                HALE AND DORR LLP